UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2001

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Labor Matters

     Delta’s relations with labor unions in the United States are governed by the Railway Labor Act. Under the Railway Labor Act, a labor union seeking to represent a craft or class of employees is required to file with the National Mediation Board (“NMB”) an application alleging a representation dispute, along with authorization cards signed by at least 35% of the employees in that craft or class. The NMB then investigates the dispute and, if it finds the labor union has obtained a sufficient number of authorization cards, will conduct an election to determine whether to certify the labor union as the collective bargaining representative of that craft or class. Under the NMB’s usual rules, a labor union will be certified as the representative of the employees in a craft or class only if more than 50% of those employees vote for union representation.

     On August 29, 2001, the Association of Flight Attendants (“AFA”) filed an application with the NMB seeking to represent Delta’s approximately 20,000 flight attendants. The NMB is investigating the application. The outcome of this matter cannot presently be determined.

     On September 7, 2001, the AFA filed claims with the NMB alleging that Delta is interfering in the election process and requesting the NMB to certify the AFA as the representative of Delta’s flight attendants if more than 50% of Delta’s flight attendants who cast ballots vote for union representation. Delta believes the AFA’s claims are without merit.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	BY:	/s/ Leslie P. Klemperer

Leslie P. Klemperer Vice President — Associate General Counsel

Date: September 7, 2001

3